Exhibit 10.1

TENET HEALTHCARE

2019 STOCK INCENTIVE PLAN

Tenet Healthcare Corporation (the “Company”), a Nevada corporation, hereby establishes and adopts the following Tenet Healthcare 2019 Stock Incentive Plan (as amended from time to time, the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and directors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve financial and strategic objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder. To the extent the Plan is approved by the Company’s stockholders at its 2019 annual meeting of stockholders, no new awards may be granted under the 2008 Plan (as defined below) after such approval; however, any awards under the 2008 Plan that are outstanding as of the date of such approval shall remain subject to the terms and conditions of, and be governed by, the 2008 Plan.

2.	DEFINITIONS

2.1	“2008 Plan” means the Sixth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan, as the same may be amended.

2.2

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company, or an entity that is otherwise closely connected to the Company, as determined by the Committee.

2.3

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or cash granted pursuant to the provisions of the Plan.

2.4	“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.5	“Board” shall mean the board of directors of the Company.

2.6	“Cause” shall have the following meaning:

(a)

When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(f)(2) of the ESP, with the term “Participant” replacing the term “Covered Executive” as used therein.

(b)	When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period:

(i)

For any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(f)(1) of the ESP, with the term “Participant” replacing the term “Covered Executive” as used therein.

(ii)	For any Participant who is not a “Covered Executive” under the ESP, “Cause” shall mean a Participant’s:

(A)	dishonesty;

(B)	fraud;

(C)	willful misconduct;

(D)	breach of fiduciary duty;

(E)	conflict of interest;

(F)	commission of a felony;

(G)	material failure or refusal to perform his or her job duties in accordance with Company policies;

(H)	a material violation of Company policy that causes harm to the Company or an Affiliate;

(I)	other wrongful conduct of a similar nature and degree; or

(J)

sustained unsatisfactory performance which is not improved after the Participant has been provided with a reasonable opportunity to improve his or her performance in accordance with the Company’s standard policies and procedures.

2.7	“Change in Control” shall means the occurrence of one of the following:

(a)

A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires, directly or indirectly, whether in a single transaction or series of related transactions, ownership of stock in the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (“Ownership Control”). However, if any one person or more than one person acting as a group, has previously acquired ownership of more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the

Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2.7(b) below). Further, an increase in the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for cash or property will be treated as an acquisition of stock for purposes of this paragraph; provided, that for purposes of this Section 2.7(a), the following acquisitions of Company stock will not constitute a Change of Control:

(i)

any acquisition, whether in a single transaction or series of related transactions, by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate which results in such employee benefit plan obtaining “Ownership Control” of the Company;

(ii)	any acquisition, whether in a single transaction or series of related transactions, by the Company which results in the Company acquiring stock of the Company representing “Ownership Control”; or

(iii)

any acquisition, whether in a single transaction or series of related transactions, after which those persons who were owners of the Company’s stock immediately before such transaction(s) own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (or if after the consummation of such transaction(s) the Company (or another entity into which the Company is merged into or otherwise combined, such the Company does not survive such transaction(s)) is a direct or indirect subsidiary of another entity which itself is not a subsidiary of an entity, then the more than fifty percent (50%) ownership test shall be applied to the voting securities of such other entity) in substantially the same percentages as their respective ownership of the Company immediately before such transaction(s).

This Section 2.7(a) applies either when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction or when there is a transfer of the stock of the Company (including a merger or similar transaction) and stock in the Company does not remain outstanding after the transaction.

(b)	A “change in the effective control of the Company” which will occur on the date that either (i) or (ii) occurs:

(i)	any one person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (taking into consideration any prior acquisitions during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons), directly or indirectly, ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company (not considering stock owned by such person or group before such twelve (12) month period) (i.e., such person or group must acquire within a twelve (12) month period stock possessing at least thirty-five percent (35%) of the total voting power of the stock of the Company) (“Effective Control”), except for (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate which results in such employee benefit plan obtaining “Effective Control” of the Company or (B) any acquisition by the Company. The occurrence of “Effective Control” under this Section 2.7(b)(i) may be nullified by a vote of that number of the members of the Board, that exceeds two-thirds (2/3) of the independent members of the Board, which vote must occur before the time, if any, that a “change in the effective control of the Company” has occurred under Section 2.7(b)(ii) below. In the event of such a supermajority vote, such transaction or series of related transactions shall not be treated as an event constituting “Effective Control.” For avoidance of doubt, the Plan provides that in the event of the occurrence of the acquisition of ownership of stock of the Company that reaches or exceeds the thirty-five percent (35%) ownership threshold described above, if more than two-thirds (2/3) of the independent members of the Board take action to resolve that such an acquisition is not a “change in the effective control of the Company” and a majority of the members of the Board have not been replaced as provided under Section 2.7(b)(ii) below, then such Board action shall be final and no “Effective Control” shall be deemed to have occurred for any purpose under the Plan.

(ii)

a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2.7(b), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Section 2.7(a) above.

(c)	A sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the Company.

(d)	A liquidation or dissolution of the Company that is approved by a majority of the Company’s stockholders.

2.8	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and the regulations promulgated thereunder, as it or they may be amended from time to time.

2.9

“Committee” shall mean the Human Resources Committee of the Board or a subcommittee thereof formed by the Human Resources Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non- Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.10	“Director” shall mean a non-employee member of the Board.

2.11	“Effective Date” has the meaning specified in Section 13.14.

2.12

“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13	“ESP” shall mean the Tenet Executive Severance Plan, as amended or restated from time to time.

2.14	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15	“Executive Officer” shall mean an officer of the Company within the meaning of the rules under Section 16 of the Exchange Act.

2.16

“Fair Market Value” shall mean, unless otherwise determined by the Committee from time to time, the per Share closing price of the Shares as reported on the New York Stock Exchange as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.17	“Good Reason” shall have the following meaning:

(a)	When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(x)(2) of the ESP.

(b)

When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period, for any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(x)(1) of the ESP. For the avoidance of doubt, a Participant who is not a “Covered Executive” under the ESP shall not be eligible to claim “Good Reason” hereunder with regard to any termination of employment occurring outside a Participant’s Protection Period.

(c)

For purposes of this Section 2.17, references to “Employer” in the ESP with respect to any Participant means the Company or an Affiliate employing such Participant and references to “Covered Executive” in the ESP mean the Participant.

2.18

“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19	“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.20	“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.21	“Payee” shall have the meaning set forth in Section 13.3.

2.22	“Performance Award” shall mean any Award of Performance Cash or Performance Share Units granted pursuant to Article 9.

2.23

“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such Performance Criteria as the Committee shall establish.

2.24	“Performance Criteria” shall have the meaning set forth in Section 10.1.

2.25	“Performance Period” shall mean the period established by the Committee during which any Performance Criteria specified by the Committee with respect to an Award are to be measured.

2.26

“Performance Share Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such Performance Criteria as the Committee shall establish.

2.27	“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28

“Plan Administrator” shall mean the individual or committee appointed by the Committee to handle the day-to-day administration of the Plan. If the Committee does not appoint an individual or committee to serve as the Plan Administrator, the Committee will be the Plan Administrator.

2.29	“Protection Period” shall mean:

(a)

with respect to a Participant who is not a “Covered Executive” under the ESP, the period beginning on the date of a Change in Control and ending twenty-four (24) months following the occurrence of the Change in Control; and

(b)	with respect to a Participant who is a “Covered Executive” under the ESP, the same period as set forth in the ESP, and as it may be amended from time to time.

2.30	“Qualifying Termination” means a Participant’s “separation from service” (within the meaning of Section 409A of the Code) by reason of:

(a)	the involuntary termination of a Participant’s employment by the Company (or Subsidiary) without Cause, or

(b)	the Participant’s resignation from the employment of the Company (or Subsidiary) for Good Reason;

provided, however, that a Qualifying Termination will not occur by reason of the divestiture of a Subsidiary or an Affiliate with respect to a Participant employed by such Subsidiary or Affiliate who is offered a comparable position with the purchaser and either declines or accepts such position (regardless of whether the Participant accepts such position).

2.31

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33

“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.35

“Shares” shall mean the shares of common stock of the Company, par value $0.05 per share. If there has been an adjustment pursuant to Section 12.2, the term “Shares” shall also include any shares of stock or other securities that are substituted for the common stock of the Company or into which the common stock is adjusted pursuant to Section 12.2.

2.36	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.38

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.39	“Vesting Period” shall have the meaning set forth in Section 7.1.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)

Subject to any adjustments provided for in Section 12.2 and the permitted addbacks provided for in Section 3.1(b), the aggregate number of Shares authorized for issuance under the Plan shall be equal to the sum of (i) 4,000,000 Shares, plus (ii) the number of Shares remaining available under the 2008 Plan as of the Effective Date, plus (iii) any Shares subject to outstanding awards under the 2008 Plan that on or after the Effective Date are forfeited, are cancelled, expire, or are settled in cash. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share issued and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.65 Shares for every one (1) Share issued. Similarly, any Shares that again become available for Awards under the Plan pursuant to Section 3.1(a)(iii) or Section 3.1(b) shall be added to this limit as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 1.65 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2008 Plan.

(b)	If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, remain available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after the Effective Date, an award other than an option or stock appreciation right under the 2008 Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause shall not increase the numbers of shares that may be granted under the Plan in connection with “incentive stock options” under Section 5.7.

(c)

Notwithstanding anything to the contrary contained herein, the following Shares shall be counted against the limit set forth in Section 3.1(a) and shall not be available for issuance under paragraph (a) of this Section: (A) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (C) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(d)

Substitute Awards shall not reduce the Shares authorized for issuance under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e)

No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available for issuance under this Plan minus the number of Shares issuable in settlement of or related to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually issued differs from the number of Shares previously counted in connection with an Award.

3.2	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1	Eligibility. Any Employee or Director shall be eligible to be selected by the Committee as a Participant.

4.2	Administration.

(a)

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be accelerated, canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have the right to dividends; provided, that any such dividend with respect to any Award that has not yet vested shall be subject to the same vesting restrictions as the underlying Award; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Notwithstanding the foregoing, the determination of the Directors to whom Awards may be granted, the time(s) at which Awards may be granted to Directors and the number of Shares subject to Awards to Directors (within the limitations set forth in Section 10.3 below) shall be made by the Board.

(b)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c)

To the extent not inconsistent with applicable law, the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Directors or Executive Officers of the Company, the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or Executive Officers of the Company and the authority to take any of the other actions described in Section 4.2(a).

(d)

The Committee may appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Committee may remove the Plan Administrator with or without cause at any time. The Plan Administrator will have all the day-to-day responsibilities of administering the Plan but for those duties retained by the Committee as set forth above in Section 4.2(c) and not otherwise delegated to such Plan Administrator.

4.3

Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

5.	OPTIONS

5.1

Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2

Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3

Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option that is out-of-the money in exchange for cash or another Award, (c) cancel an Option in exchange for another Option with a lower option price, or (d) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4

Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability (as defined under Company policies).

5.5	Exercise of Options.

(a)

Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement or in this Plan) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)

Unless otherwise provided in an Award Agreement, if an Employee voluntarily resigns his employment with the Company or a Subsidiary, then any vested and exercisable Options will remain exercisable for ninety (90) days thereafter unless by their terms they expire sooner. During said period, such Options may be exercised in accordance with their terms.

(c)

Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the

Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker except by Executive Officers), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of actual issuance of the underlying Shares.

5.6	Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7

Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 4,000,000, subject to adjustments provided for in Section 12.2. Incentive stock options shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. In addition, the Fair Market Value of Shares subject to an incentive stock option and the aggregate Fair Market Value of Shares of any parent corporation or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company or a parent corporation or a subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

6.	STOCK APPRECIATION RIGHTS

6.1

Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2

Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)

The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares, or any combination thereof. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of actual issuance of the underlying Shares.

(c)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)

The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability (as defined under Company policies).

(e)

Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right that is out-of-the-money in exchange for cash or another Award, (iii) cancel any Stock Appreciation Right in exchange for another Stock Appreciation Right with a lower grant price, or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)	The Committee may impose such other terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1

Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2

Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3

Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to acceptance of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property distributed as a dividend with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4

Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1

Grants. Other Awards of Shares and other Awards that are valued by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2

Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3

Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, or any combination thereof, as determined in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1

Grants. Performance Awards in the form of Performance Cash or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Criteria to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.

9.2

Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

9.3

Terms and Conditions. The Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4

Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be settled only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	PERFORMANCE CRITERIA

10.1

Performance Criteria. The Committee may determine that the lapsing of restrictions with respect to an Award, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of performance objectives and criteria, each as may be calculated or measured in the manner determined by the Committee (the “Performance Criteria”). Such Performance Criteria may include (without limitation):

(a)	Basic or diluted earnings per Share;

(b)	Cash flow;

(c)	Economic value added;

(d)

Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(e)	Quality of service and/or patient care, including, without limitation, patient, physician and/or employee satisfaction objectives;

(f)	Business performance or return measures (consisting of market share, debt reduction, return on assets, capital, equity, or sales);

(g)	The price of the Company’s common or preferred stock (including, but not limited to, growth measures and total shareholder return); or

(h)	Any other criterion that the Committee may determine, in its sole discretion, is appropriate.

Such Performance Criteria may be determined on an absolute or relative basis, may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or indices or upon comparisons of any of the indicators of performance relative to other companies or indices. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary, unusual or non-recurring gain or loss or other event, (iv) any material change in tax laws or accounting policies or practices affecting the Company and/or the Performance Criteria, or (v) any other event(s) or item(s) determined by the Committee, the Committee may make adjustments to the Performance Criteria so as to neutralize the effect of the event on the applicable Award.

10.2

Settlement and Adjustments of Awards Subject to Performance Criteria. The Committee shall, at the end of the applicable Performance Period, determine whether the applicable Performance Criteria were satisfied and the amount payable with respect to any Award. The Committee may, in its discretion, adjust the amount otherwise payable pursuant to such Award after considering such factors as it deems relevant.

10.3

Limitations on Director Awards. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) granted under this Plan during a calendar year to a Director, taken together with any cash fees paid during such calendar year to such Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $650,000; provided, however, that in any calendar year in which a Director serves as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation provided to the Director may be up to $850,000.

11.	CHANGE IN CONTROL PROVISIONS

11.1

Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company: (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control and either based on achievement of target or actual performance during such period), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2	Assumption or Substitution of Certain Awards.

(a)

Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Award, if a Participant incurs a Qualifying Termination with such successor company (or a subsidiary thereof) within the Protection Period (or such other period set forth in the Award Agreement, including a period prior thereto if applicable) and under the circumstances specified in the Award Agreement, then the following shall occur: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest (i.e., immediately vest on the termination date), become fully exercisable, and may thereafter be exercised for twenty-four (24) months (or the period of time set forth in the Award Agreement), but in any event no later than the date of the expiration of the term of such Award, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested on the termination date, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, on the termination date. For the purposes of this Section 11.2, an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)

Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable as of the date of the Change in Control, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested as of the date of the Change in Control, and (iii) the restrictions, limitations and other conditions applicable to any Other

Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, as of the date of the Change in Control.

(c)

The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.	GENERALLY APPLICABLE PROVISIONS

12.1

Amendment and Termination of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Committee may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Committee may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e) (regarding changes in the exercise price of Options and Stock Appreciation Rights), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.3. In addition, no amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant’s consent except as required to comply with applicable law, including in order to comply with or ensure exemption from Section 409A of the Code.

12.2

Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as incentive stock options, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto), as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3

Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, (iv) for charitable donations or (v) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted by the Committee under this Section. For the avoidance of doubt, in no event will any Award be transferrable by a Participant in exchange for value.

12.4

Termination of Employment. Subject to Article 11, the Committee shall determine and set forth in each Award Agreement whether the Award subject to such Award Agreement will (i) in the case of Options or Stock Appreciation Rights, continue to be or become exercisable and, if so, the terms of exercise, and (ii) in the case of Awards other than Options and Stock Appreciation Rights, cease to be subject to any applicable restrictions, limitations and other conditions, and if so, the timing of the removal of such restrictions, limitations and conditions, after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5

Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of other amounts in respect of deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.

13.	MISCELLANEOUS

13.1

Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2

Other Benefit Plans. In the event that a provision of any other plan or benefit program of the Employer is more favorable to a Participant with respect to the treatment of any Award upon termination of employment or in connection with a Change in Control than the provisions contained in this Plan or an applicable Award Agreement, the provisions of such other plan or benefit program will control.

13.3

Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum tax withholding rate or such other rate that will not trigger a negative accounting impact and is otherwise permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award.

13.4

Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.5

Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.6

Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.7

Stop-Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8

Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.9

Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10

Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.11

Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.12

Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

13.13

Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada, without reference to principles of conflict of laws, and construed accordingly.

13.14

Effective Date of Plan; Termination of Plan. The Plan was adopted by the Board on March 18, 2019, subject to approval of the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (such stockholder approval date being referred to herein as the “Effective Date” of the Plan). This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan at any time and from time to time on or prior to March 18, 2029, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.15

Foreign Employees. With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.16

Compliance with Section 409A of the Code. Awards under this Plan are intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, except as otherwise determined by the Committee. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken or that was not taken by the Board or the Committee.

13.17

Awards Subject to Clawback. The Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

13.18	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.